FIRST MARINER REPORTS RECORD QUARTERLY PROFIT
3rd quarter net income up 41%; Loans grow 23%

Baltimore, MD (October 18, 2005) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today reported its net income for the 3rd quarter of 2005 increased 41%, totaling $2.213 million ($.34 per diluted share) compared to net income for the quarter ended September 30, 2004 of $1.575 million ($.25 per diluted share). The year’s third quarter profit was the highest quarterly profit since the Company’s formation in 1995. For the nine month period ended September 30, 2005, net income totaled $5.315 million ($.82 per diluted share), an increase of 25% from $4.255 million ($.67 per diluted share) for the same period last year. First Mariner also reported its total assets ended the quarter at $1.385 billion, up 16% from last year’s 3rd quarter total of $1.196 billion.

Edwin F. Hale, Sr., First Mariner’s Chairman and Chief Executive Officer said, “We are obviously pleased that our earnings reached a record level for the most recent quarter, but we are equally encouraged by the quality of our overall results in the third quarter. We experienced continued demand across all of our lending and deposit operations that fueled increases in net interest income; while a record level of mortgage loan originations led to significant growth in fee related revenue. Our credit quality measures remain healthy and our net chargeoffs for the quarter dropped by 23%. The combination of strong revenue growth and asset quality improved most of our performance ratios for the quarter.” Mr. Hale continued, “Thus far, monetary policy actions by the Federal Reserve have not had significant impact on our lending operations, and we remain optimistic we can finish up 2005 with another strong quarter.”

Comparing September 30, 2005 balances to September 30, 2004, total assets increased $190 million (+16%) to reach $1.385 billion, driven by strong performance in all of the Company’s lending units. Loans outstanding increased $158 million (+23%); led by growth in commercial loans of $118 million (+30%), Bank consumer loans that increased $22 million (+25%), and Finance Maryland receivable growth of $13 million (+42%). Residential construction and residential mortgage loans increased $4 million (+3%). Total mortgage loan originations were a record $424 million for the third quarter of 2005, compared to $230 million for the same period of 2004, largely due to loans originated by the Company’s wholesale mortgage lending division which was formed in the second quarter of 2004. Total deposits increased by $58 million (+7%) led by growth in noninterest bearing checking accounts of $31 million (+20%); while Certificates of Deposit increased $29 million (+8%).

Financial Highlights for the third quarter of 2005 include:

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Growth in loans outstanding and improved fee income resulted in an increase in total revenue of $3.335 million (+21%) compared with the 3rd quarter of 2004. Net interest income increased by $1.351 million (+12%), while noninterest income grew by $1.984 million (+42%).

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Growth in average earning assets of $222 million (+21%) drove the increase in net interest income. First Mariner’s net interest margin for the third quarter of 2005 decreased to 3.79% from 4.08% for the same period of 2004 mainly due to the effects the flattening treasury yield curve.

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Credit quality remained strong. The provision for loan losses was increased to $1.116 million compared to $692 thousand in the same quarter last year, largely the result of growth in the loan portfolio. Net chargeoffs decreased $96 thousand. The allowance for loan losses increased to $11.269 million from $9.300 million at September 30, 2004, and totaled 1.35% of loans outstanding compared to 1.37% last year. Non-performing assets increased to $4.372 million (0.32% of total assets) from $1.881 million (0.16% of total assets) last year, while accruing Loans 90 days or more past due decreased to $1.275 million (0.15% of total loans) from $4.262 million (0.63% of total loans) last year.

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Noninterest income increased by $1.984 million or 42%, due to robust mortgage banking activities and improvement in most other sources of fee related income. Gains on sales of mortgage loans and other mortgage banking revenue increased $1.520 million (+145%), driven by increased loan origination and sale activity. Deposit service charge and ATM income increased $150 thousand (+6%), while income from sales of insurance products increased by $288 thousand (+71%).

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Noninterest expenses increased by $1.991 million or 15%, mostly due to increased personnel costs. Salaries and benefit expenses increased by $1.237 million due to higher staff levels to support growth, staff additions for expansion of consumer lending and mortgage banking, and increased health insurance costs. All other noninterest expenses increased $754 thousand due to higher loan origination, business development, branch operations and community affairs costs.

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Stockholders’ Equity increased by $7.665 million (+12%). Growth in stockholders’ equity reflects the retention of earnings for the twelve months ($7.2 million), purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans (net of the cost of shares repurchased through the Company’s stock repurchase plan) totaling $3.6 million. Decreases in the market value of securities classified as available for sale reduced accumulated other comprehensive income by $3.1 million. Capital Ratios were as follows: Leverage Ratio = 7.0%; Tier 1 risk-based ratio = 9.2%; Total Capital Ratio = 13.8%. All capital ratios exceed levels to qualify for “Well Capitalized” status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.385 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.306 billion) operates 25 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 11 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $44.7 million) is a consumer finance subsidiary that currently operates 14 branches in Baltimore, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland, four branches in Delaware, as well as a central approval center in Baltimore City. First Mariner Bancorp’s common stock is traded on the Nasdaq National Market under the symbol “FMAR”. First Mariner’s web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company’s actual results could differ materially from management’s expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company’s business, successful implementation of the Company’s branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

	For the three months ended September 30,
	2005	2004	$ Change	% Change
Summary of Earnings:
Net interest income	$12,415	$11,064	1,351	12%
Provision for loan losses	1,116	692	424	61%
Noninterest income	6,707	4,723	1,984	42%
Noninterest expense	14,865	12,874	1,991	15%
Income before income taxes	3,141	2,221	920	41%
Income tax expense	928	646	282	44%
Net income	2,213	1,575	638	41%

Profitability and Productivity:
Return on average assets	0.63%	0.54%	-	15%
Return on average equity	12.55%	10.23%	-	23%
Net interest margin	3.79%	4.08%	-	-7%
Net overhead ratio	2.31%	2.85%	-	-19%
Efficiency ratio	77.74%	82.07%	-	-5%
Mortgage loan production	424,191	230,420	193,771	84%
Average deposits per branch	34,823	35,323	(501)	-1%

Per Share Data:
Basic earnings per share	$0.35	$0.27	0.08	30%
Diluted earnings per share	$0.34	$0.25	0.09	34%
Book value per share	$11.23	$10.79	0.44	4%
Number of shares outstanding	6,250,223	5,792,802	457,421	8%
Average basic number of shares	6,234,250	5,772,195	462,055	8%
Average diluted number of shares	6,602,826	6,298,646	304,180	5%

Summary of Financial Condition:
At Period End:
Assets	$1,385,270	$1,195,689	189,581	16%
Investment Securities	287,014	334,354	(47,340)	-14%
Loans	834,380	676,467	157,913	23%
Deposits	870,574	812,440	58,134	7%
Borrowings and repurchase agreements	374,664	267,584	107,080	40%
Stockholders' equity	70,167	62,502	7,665	12%

Average for the period:
Assets	$1,401,406	$1,151,696	249,710	22%
Investment Securities	295,052	337,035	(41,983)	-12%
Loans	833,051	655,996	177,055	27%
Deposits	873,820	799,205	74,615	9%
Borrowings and repurchase agreements	449,519	287,359	162,160	56%
Stockholders' equity	69,931	61,274	8,657	14%

Capital Ratios:
Leverage	7.0%	7.2%	-	-3%
Tier 1 Capital to risk weighted assets	9.2%	9.7%	-	-5%
Total Capital to risk weighted assets	13.8%	14.0%	-	-1%

Asset Quality Statistics and Ratios:
Net Chargeoffs	316	412	(96)	-23%
Non-performing assets	4,372	1,881	2,491	132%
90 Days or more delinquent loans	1,275	4,262	(2,987)	-70%
Annualized net chargeoffs to average loans	0.15%	0.25%	-	-40%
Non-performing assets to total assets	0.32%	0.16%	-	101%
90 Days or more delinquent loans to total loans	0.15%	0.63%	-	-76%
Allowance for loan losses to total loans	1.35%	1.37%	-	-2%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

	For the nine months ended September 30,
	2005	2004	$ Change	% Change
Summary of Earnings:
Net interest income	$35,599	$31,210	4,389	14%
Provision for loan losses	2,511	1,481	1,030	70%
Noninterest income	16,674	14,117	2,557	18%
Noninterest expense	42,305	37,920	4,385	12%
Income before income taxes	7,457	5,926	1,531	26%
Income tax expense	2,142	1,671	471	28%
Net income	5,315	4,255	1,060	25%

Profitability and Productivity:
Return on average assets	0.54%	0.52%	-	4%
Return on average equity	10.56%	9.53%	-	11%
Net interest margin	3.85%	4.03%	-	-4%
Net overhead ratio	2.59%	2.94%	-	-12%
Efficiency ratio	80.93%	84.48%	-	-4%
Mortgage loan production	1,085,007	654,816	430,191	66%
Average deposits per branch	34,823	35,323	(501)	-1%

Per Share Data:
Basic earnings per share	$0.88	$0.74	0.14	19%
Diluted earnings per share	$0.82	$0.67	0.15	22%
Book value per share	$11.23	$10.79	0.44	4%
Number of shares outstanding	6,250,223	5,792,802	457,421	8%
Average basic number of shares	6,054,835	5,743,231	311,604	5%
Average diluted number of shares	6,509,147	6,338,495	170,652	3%

Summary of Financial Condition:
At Period End:
Assets	$1,385,270	$1,195,689	189,581	16%
Investment Securities	287,014	334,354	(47,340)	-14%
Loans	834,380	676,467	157,913	23%
Deposits	870,574	812,440	58,134	7%
Borrowings and repurchase agreements	374,664	267,584	107,080	40%
Stockholders' equity	70,167	62,502	7,665	12%

Average for the period:
Assets	$1,322,387	$1,100,333	222,054	20%
Investment Securities	305,794	312,993	(7,199)	-2%
Loans	792,263	635,982	156,281	25%
Deposits	853,562	784,749	68,813	9%
Borrowings and repurchase agreements	395,073	252,189	142,884	57%
Stockholders' equity	67,298	59,653	7,645	13%

Capital Ratios:
Leverage	7.0%	7.2%	-	-3%
Tier 1 Capital to risk weighted assets	9.2%	9.7%	-	-5%
Total Capital to risk weighted assets	13.8%	14.0%	-	-1%

Asset Quality Statistics and Ratios:
Net Chargeoffs	822	873	(51)	-6%
Non-performing assets	4,372	1,881	2,491	132%
90 Days or more delinquent loans	1,275	4,262	(2,987)	-70%
Annualized net chargeoffs to average loans	0.14%	0.18%	-	-24%
Non-performing assets to total assets	0.32%	0.16%	-	101%
90 Days or more delinquent loans to total loans	0.15%	0.63%	-	-76%
Allowance for loan losses to total loans	1.35%	1.37%	-	-2%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	As of September 30,
	2005	2004	$ Change	% Change
Assets:
Cash and due from banks	$41,853	$30,852	11,001	36%
Interest-bearing deposits	18,014	31,226	(13,212)	-42%
Available-for-sale investment securities, at fair value	287,014	334,354	(47,340)	-14%
Loans held for sale	110,000	58,920	51,080	87%
Loans receivable	834,380	676,467	157,913	23%
Allowance for loan losses	(11,269)	(9,300)	(1,969)	21%
Loans, net	823,111	667,167	155,944	23%
Other real estate owned	931	45	886	1969%
Restricted stock investments, at cost	15,393	9,215	6,178	67%
Property and equipment	39,493	17,389	22,104	127%
Accrued interest receivable	7,234	5,948	1,286	22%
Deferred income taxes	4,695	3,199	1,496	47%
Bank owned life insurance	27,113	26,062	1,051	4%
Prepaid expenses and other assets	10,419	11,312	(893)	-8%
Total Assets	$1,385,270	$1,195,689	189,581	16%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$870,574	$812,440	58,134	7%
Borrowings	359,664	242,584	117,080	48%
Repurchase agreements	15,000	25,000	(10,000)	-40%
Junior subordinated deferrable interest debentures	63,259	47,939	15,320	32%
Accrued expenses and other liabilities	6,606	5,224	1,382	26%
Total Liabilities	1,315,103	1,133,187	181,916	16%

Stockholders' Equity
Common Stock	313	290	23	8%
Additional paid-in-capital	55,027	51,484	3,543	7%
Retained earnings	17,678	10,517	7,161	68%
Accumulated other comprehensive income (loss)	(2,851)	211	(3,062)	-1451%
Total Stockholders Equity	70,167	62,502	7,665	12%
Total Liabilities and Stockholders' Equity	$1,385,270	$1,195,689	189,581	16%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Interest Income:
Investments and interest-bearing deposits	$3,387	$3,659	$10,393	$10,088
Loans	18,422	13,206	49,608	37,614
Total Interest Income	21,809	16,865	60,001	47,702

Interest Expense:
Deposits	4,384	3,203	11,896	9,452
Borrowings and repurchase agreements	5,010	2,598	12,506	7,040
Total Interest Expense	9,394	5,801	24,402	16,492

Net Interest Income Before Provision for Loan Losses	12,415	11,064	35,599	31,210

Provision for Loan Losses	1,116	692	2,511	1,481

Net Interest Income After Provision for Loan Losses	11,299	10,372	33,088	29,729

Noninterest Income:
Service fees on deposits	1,866	1,781	5,338	5,022
ATM Fees	802	737	2,321	2,080
Gains on sales of mortgage loans	1,859	762	3,598	2,457
Other mortgage banking revenue	712	289	1,716	1,131
Gains on sales of investment securities, net	-	100	-	440
Commissions on sales of nondeposit investment products	109	152	401	569
Commissions on sales of other insurance products	691	403	1,673	1,049
Income from bank owned life insurance	261	282	770	797
Other	407	217	857	572
Total Noninterest Income	6,707	4,723	16,674	14,117

Noninterest Expense:
Salaries and employee benefits	8,054	6,817	23,017	19,769
Net occupancy	1,700	1,586	4,592	4,610
Furniture, fixtures and equipment	779	790	2,296	2,255
Advertising	300	336	1,090	1,013
Data Processing	490	513	1,529	1,558
Professional services	219	160	862	589
Other	3,323	2,672	8,919	8,126
Total Noninterest Expense	14,865	12,874	42,305	37,920

Income Before Income Taxes	3,141	2,221	7,457	5,926

Income Tax Expense	928	646	2,142	1,671

Net Income	$2,213	$1,575	$5,315	$4,255

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three months ended September 30,
	2005		2004

	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Assets:
Loans
Commercial Loans and LOC	$65,507	5.25%	$68,089	5.65%
Comm/Res Construction	93,424	8.00%	50,825	7.66%
Commercial Mortgages	349,724	6.81%	260,212	6.78%
Residential Constr - Cons	132,161	7.11%	125,807	7.32%
Residential Mortgages	44,298	5.98%	42,334	6.41%
Consumer	147,937	11.54%	108,729	11.00%
Total Loans	833,051	7.66%	655,996	7.51%

Loans held for sale	137,062	6.35%	50,601	5.32%
Available for sale securities, at fair value	295,052	4.33%	337,035	4.21%
Interest bearing deposits	7,461	3.23%	14,551	0.97%
Restricted stock investments, at cost	16,080	3.26%	8,275	3.48%

Total earning assets	1,288,706	6.68%	1,066,458	6.24%

Allowance for loan losses	(10,753)		(9,096)
Cash and other non earning assets	123,453		94,334

Total Assets	$1,401,406		$1,151,696

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	13,726	0.22%	65,168	0.27%
Savings deposits	72,661	0.30%	68,307	0.31%
Money market deposits	204,346	1.64%	146,730	0.80%
Time deposits	402,354	3.43%	373,638	2.99%
Total interest bearing deposits	693,087	2.51%	653,843	1.95%

Borrowings	449,519	4.42%	287,359	3.60%

Total interest bearing liabilities	1,142,606	3.26%	941,202	2.45%

Noninterest bearing demand deposits	180,733		145,362
Other liabilities	8,136		3,858
Stockholders' Equity	69,931		61,274

Total Liabilities and Stockholders' Equity	$1,401,406		$1,151,696

Net Interest Spread		3.42%		3.79%

Net Interest Margin		3.79%		4.08%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the nine months ended September 30,
	2005		2004
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Assets:
Loans
Commercial Loans and LOC	$67,384	5.47%	$73,976	5.80%
Comm/Res Construction	82,643	7.61%	49,030	7.33%
Commercial Mortgages	327,751	6.80%	251,309	6.89%
Residential Constr - Cons	131,042	7.07%	120,721	7.24%
Residential Mortgages	42,501	5.90%	41,254	6.71%
Consumer	140,942	11.20%	99,692	10.78%
Total Loans	792,263	7.55%	635,982	7.46%

Loans held for sale	99,690	5.93%	45,131	4.97%
Available for sale securities, at fair value	305,794	4.28%	312,993	4.16%
Interest bearing deposits	8,987	2.63%	20,248	0.96%
Restricted stock investments, at cost	13,806	3.91%	6,951	3.46%

Total earning assets	1,220,540	6.52%	1,021,305	6.18%

Allowance for loan losses	(10,151)		(8,893)
Cash and other non earning assets	111,998		87,921

Total Assets	$1,322,387		$1,100,333

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	13,200	0.20%	63,718	0.35%
Savings deposits	72,265	0.31%	66,424	0.37%
Money market deposits	203,603	1.37%	150,090	0.80%
Time deposits	391,977	3.28%	365,466	3.00%
Total interest bearing deposits	681,045	2.34%	645,698	1.96%

Borrowings	395,073	4.23%	252,189	3.73%

Total interest bearing liabilities	1,076,118	3.03%	897,887	2.45%

Noninterest bearing demand deposits	172,517		139,051
Other liabilities	6,454		3,742
Stockholders' Equity	67,298		59,653

Total Liabilities and Stockholders' Equity	$1,322,387		$1,100,333

Net Interest Spread		3.49%		3.73%

Net Interest Margin		3.85%		4.03%